SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) MAY 15, 2001

Bear Stearns Asset Backed Securities, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-56242	13-3836437

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

245 Park Avenue New York, NY	10167

(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (212) 472-4095

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

Filing of Computational Materials

Bear Stearns Asset Backed Securities, Inc. (the “Company”) proposes to form Bear Stearns Asset Backed Securities Trust 2001-2 and to issue asset backed securities. In connection with these matters, Bear Stearns & Co. Inc. (the “Underwriter”) has prepared collateral term sheets for distribution to its potential investors. Although EMC Mortgage Corporation provided the Underwriter with certain information regarding the characteristics of the mortgage loans in the related portfolio, neither it nor the Company participated in the preparation of the collateral term sheets. The collateral term sheets are attached hereto as Exhibit 99.1.

Item 7 Financial Statements, Pro Forma Financial Information and Exhibits.

(a) (b) (c)	Not Applicable. Not Applicable. Exhibits:

99.1      Computational Materials

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEAR STEARNS ASSET BACKED SECURITIES, INC. By: /s/ Jonathan Lieberman Name: Jonathan Lieberman Title: Senior Managing Director

Dated: May 17, 2001

Index To Exhibits

Exhibit No. 99.1	Description Computational Materials	Page Number 5